UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

MIMECAST LIMITED

(Exact name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Finsbury Avenue London EC2M 2PF United Kingdom	EC2M 2PF
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-5340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Ordinary Shares, nominal value $0.012 per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, the Compensation Committee of the Board of Directors of Mimecast Limited, a corporation organized under the laws of the Bailiwick of Jersey (the “Company”), approved a reduction in annual cash compensation, including base salary and incentive compensation, and a one-time share option grant for Peter Bauer, the Chairman and Chief Executive Officer of the Company. The reduction in annual cash compensation was requested by Mr. Bauer and subsequently approved by the Compensation Committee.

Effective for the Company’s fiscal year beginning April 1, 2021, Mr. Bauer’s annual base salary was reduced to $31,200 and he will not be eligible to participate in the incentive compensation plan for executive officers (the “Compensation Reduction”). The Compensation Reduction will remain in effect through at least March 31, 2022. In addition, Mr. Bauer has agreed to waive any rights he has to terminate his Amended and Restated Employment Agreement dated as of September 2, 2015 (the “Employment Agreement”), for “Good Reason” (as defined in the Employment Agreement) resulting from the Compensation Reduction described above. On April 1, 2021, Mr. Bauer was granted a one-time share option (the “Option”) to purchase 319,229 ordinary shares of the Company, which will vest over a four-year period, with 25% of the ordinary shares underlying the Option vesting on the first anniversary of the date of grant and the remainder of the ordinary shares underlying the Option vesting on a quarterly basis over the following three years. The exercise price of the Option is $40.85, which was the closing price of the Company’s ordinary shares on the Nasdaq Global Select Market on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mimecast Limited

Date: April 5, 2021	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel